UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011 a

Angiotech Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2011, David D. McMasters ceased serving as Senior Vice President, Legal and General Counsel of Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of British Columbia (the “Company”).

In connection with Mr. McMasters’ departure from the Company, on July 14, 2011, Mr. McMasters executed a full and final release of claims (the “Release”) by Mr. McMasters against the Company, Angiotech Pharmaceuticals (US), Inc., a Washington corporation and a wholly-owned subsidiary of Company (“Angiotech US”), and their affiliates, subsidiaries, successors, and assigns.  Pursuant to the Age Discrimination in Employment Act of 1967, as amended, Mr. McMasters has a seven-day period during which he is entitled to revoke the Release.

Subject to Mr. McMasters’ non-revocation of the Release and pursuant to the terms of and subject to Mr. McMasters’ continued compliance with the post-employment terms of the Executive Employment Agreement dated October 30, 2007, as amended May 12, 2011 (the “Employment Agreement”), between Angiotech US and Mr. McMasters, (i) Mr. McMasters will receive a lump sum severance payment in the amount of $1,047,612, which is equivalent to 24 months of Mr. McMasters’ base salary, less applicable withholding taxes and includes $44,000 as compensation for the loss of benefits made available during employment, (ii) Mr. McMasters will remain eligible to be considered for a bonus payment under the Company’s Bonus Plan for the 2011 fiscal year in respect of Mr. McMasters’ employment up to July 12, 2011, to be paid as and when determined by the Company’s Board of Directors, and (iii) all of Mr. McMasters’ unvested stock options and restricted stock will fully vest, effective as of July 12, 2011, and such stock options will remain exercisable until the earlier of the first anniversary of the listing of the Company’s stock on a public stock exchange or the expiration of the applicable option term.

Effective as of July 12, 2011 and in connection with Mr. McMasters’ departure from the Company, the Employment Agreement and the Letter Agreement dated November 3, 2010 between the Company and Mr. McMasters relating to Mr. McMasters’ participation in the Company’s key employee incentive program, were terminated.  Notwithstanding anything described herein, certain provisions of the Employment Agreement relating to Mr. McMasters’ post-employment fiduciary duties, restrictions on competition and solicitation, work product and confidentiality will continue to remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc. (Registrant)

Dated: July 15, 2011	By:	/s/ K. Thomas Bailey
Name: K. Thomas Bailey
Title: Chief Financial Officer